SCHEDULE 14A

                                 (RULE 14A-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)


Filed by the registrant |_|
Filed by a party other than the registrant |_|

Check the appropriate box:

|_| Preliminary proxy statement.    |_|  Confidential, for use of the Commission
                                        only (as permitted by Rule 14a-6(e)(2)).

|_| Definitive proxy statement.
|X| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.
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                (Name of Registrant as Specified in Its Charter)
                                 INFINITY, INC.
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
                                 DAVID J. SMITH

Payment of filing fee (check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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|_| Fee paid previously with preliminary materials.
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|_| Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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         The  following  message is being  posted by David J.  Smith  (using the public profile "thoranly") on the Yahoo! Finance Infinity Message Board:

         I am David J. Smith, the person who, in instances with Nils Peterson, has made recent filings concerning Infinity, Inc., with the SEC. I am pleased to announce that Mr. Peterson and I have filed a Rule 13(d) statement with the SEC formally discontinuing our efforts to engage in a proxy contest with current management. Mr. Peterson and I are now convinced that Infinity's goal of adding credible outside directors to its Board of Directors has been achieved. For this reason, there is no present need for Mr. Peterson and me to seek election to the Board of Directors at the next annual meeting. I commend Stanton E. Ross and the other members of Infinity's Board of Directors for recruiting such well-qualified independent directors. I believe that their knowledge and expertise should help Infinity profitably develop oil and gas properties in the future and, in the process, increase the value of both the company and its stock. This is good news for all shareholders. A complete copy of our Rule 13(d) filing may be found on EDGAR.

         I am not soliciting your vote with this communication. I beneficially own 361,499 shares of Infinity common stock.


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